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                                                                   EXHIBIT 21.01

                         SUBSIDIARIES OF THE REGISTRANT

         The following list includes the Company's principal subsidiaries as of December 31, 2001.

1.  Crescent Real Estate Equities, Ltd., a Delaware corporation
2. Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership
3.  CRE Management I Corp., a Delaware corporation
4.  CRE Management II Corp., a Delaware corporation
5.  CRE Management III Corp., a Delaware corporation
6.  CRE Management IV Corp., a Delaware corporation
7.  CRE Management V Corp., a Delaware corporation
8.  CRE Management VI Corp., a Delaware corporation
9.  CRE Management VII Corp., a Delaware corporation
10. CRE Management VIII L.L.C., a Delaware limited liability company
11. CRE Management IX L.L.C., a Delaware limited liability company
12. CRE Management X, L.P., a Delaware limited partnership
13. Crescent Real Estate Funding I, L.P., a Delaware limited partnership
14. Crescent Real Estate Funding II, L.P., a Delaware limited partnership
15. Crescent Real Estate Funding III, L.P., a Delaware limited partnership
16. Crescent Real Estate Funding IV, L.P., a Delaware limited partnership
17. Crescent Real Estate Funding V, L.P., a Delaware limited partnership
18. Crescent Real Estate Funding VI, L.P., a Delaware limited partnership
19. Crescent Real Estate Funding VII, L.P., a Delaware limited partnership
20. Crescent Real Estate Funding VIII, L.P., a Delaware limited partnership
21. Crescent Real Estate Funding IX, L.P., a Delaware limited partnership
22. Crescent Real Estate Funding X, L.P., a Delaware limited partnership
23. CREM Holdings, L.L.C., a Delaware limited liability company
24. Crescent Capital Funding, L.L.C., a Delaware limited liability company
25. Crescent Funding Interest, L.L.C., a Delaware limited liability company
26. Crescent Entertainment Company, L.P., a Texas limited partnership
27. Crescent Entertainment Management L.L.C., a Texas limited liability company
28. CEC Management, L.L.C., a Texas limited liability company
29. Crescent Duddleston Hotel Partnership, L.P., a Texas limited partnership
30. Woodlands Office Equities - '95 Limited, a Texas limited partnership
31. Woodlands Retail Equities - '96 Limited, a Texas limited partnership
32. CresWood Development, L.L.C. - a Texas limited liability company
33. The Woodlands Commercial Properties Company, L.P., a Texas limited partnership
34. 301 Congress Avenue, L.P., a Delaware limited partnership
35. Crescent/301, L.L.C., a Delaware limited liability company
36. Crescent Commercial Realty Corp., a Delaware corporation
37. Crescent Commercial Realty Holdings, L.P., a Delaware limited partnership
38. G/C Waterside Associates L.L.C., a Texas limited liability company
39. Waterside Commons Limited Partnership, a Texas limited partnership
40. Crescent 1717 Main, L.L.C., a Texas limited liability company
41. Crescent E&M, L.L.C., a Texas limited liability company
42. Crescent Ervay & Main, L.P., a Texas limited partnership
43. Main Street Partners, L.P., a Texas limited partnership
44. Main Street Partners Management Company, L.P., a Texas limited partnership
45. MSPF Holdings, GP, LLC, a Delaware limited liability company
46. MSPF Holdings, L.P., a Delaware limited partnership
47. MSPF GP, LLC, a Delaware limited liability company
48. Main Street Partners Funding, L.P., a Delaware limited partnership
49. C5HC Management, LLC, a Delaware limited liability company
50. Crescent 5 Houston Center, L.P., a Delaware limited partnership


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51. Crescent NADE, L.P., a Delaware limited partnership
52. Austin PT BK One Tower Office Limited Partnership, a Delaware limited partnership
53. Crescent BK One Tower GP, LLC, a Delaware limited liability company
54. Crescent Four Westlake GP, LLC, a Delaware limited liability company
55. Houston PT Four Westlake Office Limited Partnership, a Delaware limited partnership
56. Spectrum Mortgage Associates, L.P., a Delaware limited partnership
57. CSC Holdings Management, LLC, a Delaware limited liability company
58. Crescent SC Holdings, L.P., a Delaware limited partnership
59. CSC Management, LLC, a Delaware limited liability company
60. Crescent Spectrum Center, L.P., a Delaware limited partnership
61. SCL GP, LLC, a Delaware limited liability company
62. Spectrum Center, Ltd., a Texas limited partnership
63. SCP Holdings Management, LLC, a Delaware limited liability company
64. SCP Holdings, L.P., a Delaware limited partnership
65. SCP Management, LLC, a Delaware limited liability company
66. Spectrum Center Partners, L.P., a Delaware limited partnership
67. CREF X Holdings Management, LLC, a Delaware limited liability company
68. CREF X Holdings, L.P., a Delaware limited partnership
69. Crescent Potomac Harbour, L.L.C., a Delaware limited liability company
70. Crescent SH IX, Inc., a Delaware corporation
71. CRE Aviation Interests, L.L.C., a Delaware limited liability company
72. Crescent Chancellor Park, LLC, a Delaware limited liability company
73. Crescent Miami Center, LLC, a Delaware limited liability company
74. Crescent TRS Holdings Corp., a Delaware corporation
75. Crescent Hospitality, Inc., a Delaware corporation
76. Crescent Property Services, Inc., a Delaware corporation
77. Crescent Travel Services, Inc., a Delaware corporation
78. Crescent Business Centers Corp., a Delaware corporation
79. California Street Parking, LLC, a Delaware limited liability company
80. CRE Diversified Holdings, Inc., a Delaware corporation
81. Crescent Five Post Oak GP, LLC, a Delaware limited liability company
82. Crescent Five Post Oak Park, L.P., a Delaware limited partnership
83. Crescent Hospitality SPE, LLC, a Delaware limited liability company
84. Crescent Manalapan Holdings, LLC, a Delaware limited liability company
85. Crescent Resort Development, Inc., a Delaware corporation
86. Crescent Three Westlake GP, LLC, a Delaware limited liability company
87. CRL Investments, Inc., a Texas corporation
88. Desert Mountain Development Corporation, a Delaware corporation
89. Desert Mountain Properties Limited Partnership, a Delaware limited partnership
90. Houston PT Three Westlake Office Limited Partnership, a Delaware limited partnership
91. Manalapan Hotel Operating Company, Inc., a Delaware corporation
92. Manalapan Hotel Partners, LLC, a Delaware limited liability company
93. SMI Operating Company, LLC, a Delaware limited liability company
94. SMI Real Estate, LLC, a Delaware limited liability company
95. Sonoma National, Inc., a Delaware corporation
96. The Woodlands Land Company, Inc., a Texas corporation
97. The Woodlands Land Development Company, L.P., a Texas limited partnership
98. The Woodlands Operating Company, L.P., a Texas limited partnership
99. WOCOI Investment Company, a Texas corporation